                                                                    EXHIBIT 25-3
                                                        REGISTRATION NO. 33-____

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                   -----------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (b)(2)

                        IBJ SCHRODER BANK & TRUST COMPANY
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

         New York                                            13-5375195
(State of Incorporation                                   (I.R.S. Employer
if not a U.S. national bank)                               Identification No.)

One State Street, New York, New York                           10004
(Address of principal executive offices)                    (Zip code)

                           Max Volmar, Vice President
                        IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
            (Name, Address and Telephone Number of Agent for Service)

                              U.S. HOME CORPORATION
               (Exact name of obligor as specified in its charter)

         Delaware                                            21-0718930
(State or jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                             Identification No.)

        1800 West Loop South
           Houston, Texas                                     77027
(Address of principal executive office)                     (Zip code)

                             Senior Debt Securities
                 to be registered under U.S. Home Corporation's
                    Form S-3 under the Securities Act of 1933
                     to be offered on a delay or continuous
                      basis pursuant to Rule 415 under the
                       Securities Act of 1933, as amended
                         (Title of Indenture Securities)

Item 1.  General information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  New York State Banking Department
                  Two Rector Street
                  New York, New York

                  Federal Deposit Insurance Corporation
                  Washington, D.C.

                  Federal Reserve Bank of New York Second District 33 Liberty Street
                  New York, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

                         Yes

Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The obligor is not an affiliate of the trustee.

Item 3.  Voting securities of the trustee.

         Furnish the following information as to each class of voting securities of the trustee:

                               As of July 14, 1997

          Col. A                                               Col. B
      --------------                                     ------------------
      Title of class                                     Amount Outstanding

                                 Not Applicable

Item 4.  Trusteeships under other indentures.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture

                          9 3/4% Senior Notes Due 2003
                           7.95% Senior Notes Due 2001

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                 Not Applicable

Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                 Not Applicable

Item 6.  Voting securities of the trustee owned by the obligor or its officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                               As of July 14, 1997

   Col A             Col. B            Col. C                  Col. D
-------------    --------------     ------------       -------------------------
Name of Owner    Title of class     Amount owned       Percent of voting
                                    beneficially       securities represented
                                                       by amount given in Col. C

                                 Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:

                               As of July 14, 1997

   Col A             Col. B            Col. C                 Col. D
-------------    --------------     ------------       -------------------------
Name of Owner    Title of class     Amount owned       Percent of voting
                                    beneficially       securities represented by
                                                       amount given in Col. C

                                 Not Applicable

Item 8.           Securities of the obligor owned or held by the trustee

                  Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                               As of July 14, 1997

   Col A             Col. B                Col. C                       Col. D
-------------    --------------     ----------------------      -------------------------
Name of Owner    Title of class     Amount owned                Percent of voting
                                    beneficially or held as     securities represented by
                                    collateral security for     amount given in Col. C
                                    obligations in default


                                 Not Applicable

Item 9.  Securities of underwriters owned or held by the trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                               As of July 14, 1997

   Col A             Col. B            Col. C                 Col. D
-------------    --------------     ------------       -------------------------
Name of Owner    Title of class     Amount owned       Percent of voting
                                    beneficially       securities represented by
                                    or held as         amount given in Col. C
                                    collateral
                                    security for
                                    obligations in
                                    default

                                 Not Applicable

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or securityholders of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

   Col A             Col. B                Col. C                       Col. D
-------------    --------------     ----------------------      -------------------------
Name of Owner    Title of class     Amount owned                Percent of voting
                                    beneficially or held as     securities represented by
                                    collateral security for     amount given in Col. C
                                    obligations in default

                                 Not Applicable

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                               As of July 14, 1997

      Col. A                       Col. B                      Col. C
----------------------        ------------------              --------
Nature of Indebtedness        Amount Outstanding              Date Due


                                 Not Applicable

Item 12. Indebtedness of the Obligor to the Trustee.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                               As of July 14, 1997

   Col A             Col. B                Col. C                       Col. D
-------------    --------------     ----------------------      -------------------------
Name of Owner    Title of class     Amount owned                Percent of voting
                                    beneficially or held as     securities represented by
                                    collateral security for     amount given in Col. C
                                    obligations in default

                                 Not Applicable

Item 13. Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                 Not Applicable

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable

Item 14. Affiliations with the Underwriters

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable

Item 15. Foreign Trustees.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable

Item 16. List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

         *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in Exhibit I above).

         *3. A copy of the Authorization of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

         5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

         6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

       * The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                      NOTE

         In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

         Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

         Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

         Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 14th day of July, 1997.

                                              IBJ SCHRODER BANK & TRUST COMPANY

                                              By: /s/Max Volmar
                                                 -------------------------------
                                                  Max Volmar
                                                  Vice President

                                    EXHIBIT 6

                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities of U.S. Home Corporation, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                              IBJ SCHRODER BANK & TRUST COMPANY

                                              By: /s/Max Volmar
                                                 -------------------------------
                                                  Max Volmar
                                                  Vice President






Dated: July 14, 1997

                                    EXHIBIT 7

                       CONSOLIDATED REPORT OF CONDITION OF
                        IBJ SCHRODER BANK & TRUST COMPANY
                              OF NEW YORK, NEW YORK
                      AND FOREIGN AND DOMESTIC SUBSIDIARIES

                           REPORT AS OF MARCH 31, 1997

                                                                                                                   DOLLAR AMOUNTS
                                                                                                                   IN THOUSANDS
                                                                                                                   ------------

                                     ASSETS
Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin   ..........................................................$   37,521
    Interest-bearing balances......................................................................................$  325,073

Securities:    Held-to-maturity securities.........................................................................$  177,447
               Available-for-sale securities.......................................................................$   47,358

Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries and in
IBFs:
    Federal Funds sold and Securities purchased under agreements to resell.........................................$   75,273

Loans and lease financing receivables:
    Loans and leases, net of unearned income.....................................................$1,820,213
    LESS: Allowance for loan and lease losses....................................................$   58,785
    LESS: Allocated transfer risk reserve........................................................$      -0-
    Loans and leases, net of unearned income, allowance, and reserve...............................................$1,761,428

Trading assets held in trading accounts............................................................................$      602

Premises and fixed assets (including capitalized leases)...........................................................$    3,817

Other real estate owned............................................................................................$      202

Investments in unconsolidated subsidiaries and associated companies................................................$      -0-

Customers' liability to this bank on acceptances outstanding.......................................................$      310

Intangible assets..................................................................................................$      -0-

Other assets.......................................................................................................$   74,528


TOTAL ASSETS.......................................................................................................$2,503,559

                                   LIABILITIES

Deposits:
    In domestic offices............................................................................................$  792,944
        Noninterest-bearing .......................................................................$  260,196
        Interest-bearing ..........................................................................$  394,562

    In foreign offices, Edge and Agreement subsidiaries, and IBFs..................................................$1,149,176
        Noninterest-bearing .......................................................................$   13,875
        Interest-bearing ......................................................................... $1,135,301

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in
IBFs:

    Federal Funds purchased and Securities sold under agreements to repurchase.....................................$  344,500

Demand notes issued to the U.S. Treasury...........................................................................$   30,000

Trading Liabilities................................................................................................$      178

Other borrowed money:
    a) With a remaining maturity of one year or less...............................................................$   23,037
    b) With a remaining maturity of more than one year.............................................................$    4,958

Mortgage indebtedness and obligations under capitalized leases.....................................................$      -0-

Bank's liability on acceptances executed and outstanding...........................................................$      310

Subordinated notes and debentures..................................................................................$      -0-

Other liabilities..................................................................................................$   71,245


TOTAL LIABILITIES..................................................................................................$2,278,162

Limited-life preferred stock and related surplus...................................................................$      -0-


                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus......................................................................$      -0-

Common stock.......................................................................................................$   29,649

Surplus (exclude all surplus related to preferred stock)...........................................................$  217,008

Undivided profits and capital reserves.............................................................................$  (21,223)

Net unrealized gains (losses) on available-for-sale securities.....................................................$       37

Cumulative foreign currency translation adjustments................................................................$      -0-


TOTAL EQUITY CAPITAL...............................................................................................$  225,397

TOTAL LIABILITIES AND EQUITY CAPITAL...............................................................................$2,503,559